Exhibit 10.13

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is dated as of December 17, 2007 among United Benefits & Pension Services, Inc., a Delaware corporation (“Parent”), and [____________________] (the “Stockholder”).

RECITALS

WHEREAS Parent, UBPS Acquisition Sub, Inc. (“Merger Sub”), Associated Third Party Administrators (the “Company”) and John Sweeney, Tom Weston, David Krier, Michael Schumacher, Robert Glaza, Peter Herrling, James Vernor and Michael McCormick have entered into a certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into the Company, with the Company as the surviving entity;

WHEREAS, from and after the Effective Time, the Company will be a wholly-owned subsidiary of Parent;

WHEREAS prior to the Effective Time, the Stockholder was a stockholder of the Company and was therefore an indirect owner of the Company’s goodwill; and

WHEREAS the execution and delivery of this Agreement by Stockholder is a material inducement for Parent and Merger Sub to enter into the Merger Agreement and consummate the Merger (pursuant to which the Stockholder will receive a portion of the Merger Consideration (as defined in the Merger Agreement)).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

(a) Certain Definitions. As used herein, “Restricted Period” means the period commencing at the Effective Time and ending on the earlier to occur of (i) the fourth anniversary of the Effective Time or, (ii) in the event that Stockholder’s employment with the Company is terminated by the Company other than for Cause (as defined in the Employment Agreement, of even date herewith, between the Company and Stockholder), the date of such termination.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Merger Agreement.

2. Acknowledgements, Representations and Warranties by Stockholder

Stockholder acknowledges that (i) pursuant to the Merger Agreement, Parent is acquiring all of the outstanding Company Common Stock, and therefore all of the goodwill of the Company (ii) the goodwill of the Company is reflected in the Merger Consideration, including the portion thereof allocable to the Company Common Stock owned by the Stockholder; (iii) to enable Parent to reap the benefits of the Merger, Parent reasonably expects that the Stockholder should refrain from carrying on certain activities as set forth in this Agreement and the restrictive covenants and the other agreements contained herein are an essential part of this Agreement and the Merger Agreement; (iv) the terms and conditions of this Agreement are fair and reasonable to the Stockholder in scope, content and in all other respects and are necessary for the protection of legitimate business interests of the Company, Parent and their respective Affiliates; and (v) Stockholder has been given a reasonable period of time to deliberate upon the full implications of the Merger Agreement and this Agreement, including the restrictive covenants herein, and has done so with his attorneys, and Stockholder fully understands such implications.

3. Covenant not to Compete

(a) As an inducement to Parent and Merger Sub to enter into the Merger Agreement, in order to preserve the goodwill of the Company being acquired by Parent (through its wholly-owned subsidiary, Merger Sub) pursuant to the Merger Agreement and upon acquisition of Stockholder’s shares of Company Common Stock, and in consideration for the payments to Stockholder under the Merger Agreement, Stockholder hereby covenants and agrees that, during the Restricted Period, the Stockholder shall not, without the prior written consent of the Parent:

(i) directly or indirectly, own, manage, operate, join, control, promote or finance (in whole or in part) or be connected as an officer, director, employee, stockholder, Affiliate, promoter, manager, partner, principal, licensor, sublicensor, licensee, sublicensor, agent, representative, advisor (whether paid or not) or consultant of, for or to, any Person engaged directly or indirectly in any activity in the United States that is engaged in the administration of pension and/or benefit plans as presently or at any time during the term of this Agreement conducted or proposed to be conducted by the Company (the “Restricted Business”); provided, however, that the Stockholder shall not be deemed to be in contravention of the provisions of Section 3 if the Stockholder owns shares as a passive investor in a publicly traded entity engaged in a Restricted Business, provided that the number of shares of such entity’s capital stock that are owned beneficially or of record by the Stockholder and/or the Stockholder’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such entity’s outstanding capital stock; provided further that the Stockholder shall not be deemed to be in contravention of the provisions of this Section 3 by virtue of Stockholder’s enrollment (or continued enrollment) solely as a plan participant in a pension or benefit plan available to the Stockholder in his capacity as an employee of the Company, Parent or any other entity by which the Stockholder may be employed; or

(ii) disparage the Company or Parent or intentionally cause the Company or Parent to be viewed in a negative light by any client or prospective client or in its industry generally, or take any action that is designed or intended to cause any current or prospective client of the Company to terminate its business relationship with the Company.

4. Non-Solicitation; Non-Interference.

During the Restricted Period, the Stockholder shall not, directly or indirectly, without the prior written consent of the Parent:

(a) solicit, attempt to solicit, induce or attempt to induce (on the Stockholder’s own behalf or on behalf of any other Person) any current employee, consultant, agent or representative of the Company, Parent or any of their respective Affiliates, or any person who was, during the one-year period prior to such action, an employee, consultant, agent or representative, to terminate his employment or other relationship with the Company or any of its Affiliates.

(b) call on, attempt to call on, solicit, attempt to solicit, take away or attempt to take away (on the Stockholder’s own behalf or on behalf of any other Person), the business of any Person that is then an actual or prospective client of the Company or any of its Affiliates.

5. Injunctive Relief. Stockholder acknowledges that breach by him of any of the provisions of this Agreement could cause irreparable injury to Parent, the Company and their Affiliates, which by its nature would be continuing and substantial but not capable of precise measurements, and for which no adequate remedy at law exists. Accordingly, in the event of any actual or threatened breach of any of the covenants set forth in this Agreement, the parties agree that each of Parent and the Company, on behalf of itself, one or more of its Affiliates or both, shall be entitled to equitable relief without the necessity of posting bond, including without limitation, entry of preliminary, temporary and permanent injunctions and orders of specific performance. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other legal or equitable remedy or remedies which Parent, the Company or one or more of their Affiliates may have, including an accounting for profits or the recovery of damages.

6. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by facsimile transmission (provided, that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows: if to the Parent or the Company, to United Benefits & Pension Services, Inc., 501 Kings Highway East, Suite 108, Fairfield, CT 06825, Attention: Richard Stierwalt, (Facsimile (203) 254-0069); if to the Stockholder, to the address set forth below the Stockholder’s name on the signature page hereto

7. Construction. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

8. Waiver of Breach. A waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by Stockholder or an authorized officer of Parent, as the case may be.

9. Assignment. Stockholder acknowledges that the services to be rendered by him are unique and personal. Accordingly, Stockholder may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company or Parent under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and Parent.

10. Entire Agreement. This Agreement, together with the other agreements referred to herein, set forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof and thereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof and thereof. No change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto.

11. Severability. It is the intent and desire of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement of the provisions of this Agreement are sought. If any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable in its entirety, this Agreement shall be amended to delete such provision therefrom as applicable in such jurisdiction and without such deletion in all other jurisdictions.

12. Headings. The captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

13. Counterparts. This Agreement may be executed in one of more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to conflicts of laws principles. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Northern District of California in any action or proceeding with respect to this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PARENT:

UNITED BENEFITS & PENSION SERVICES, INC.

By:
Name:	Richard E. Stierwalt
Title:	President & CEO

THE COMPANY:

ASSOCIATED THIRD PARTY ADMINISTRATORS

By:
Name:
Title:

STOCKHOLDER:

Name:
Address:

[Signature page to Non-competition and Non-solicitation Agreement]